Exhibit 10.2

June 16, 2022

To:	LXP Industrial Trust
One Penn Plaza, Suite 4015
New York, NY 10019-4015

From:	JPMorgan Chase Bank, National Association
New York Branch
383 Madison Avenue,
New York, NY 10179

Ladies and Gentlemen,

The purpose of this letter agreement (this “Amendment Agreement”) is to amend the terms and conditions of the transaction entered into between JPMorgan Chase Bank, National Association (“Dealer”) and LXP Industrial Trust (formerly known as Lexington Realty Trust) (“Counterparty”), pursuant to the Master Confirmation, dated as of May 10, 2021 (as amended, modified or supplemented from time to time, the “Master Confirmation”), and the Supplemental Confirmation, dated as of May 10, 2021 (as amended, modified or supplemented from time to time, the “Supplemental Confirmation” and, together with the Master Confirmation, the “Confirmations”). Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Confirmations.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Confirmations. Effective as of the date hereof,
a.	the Master Confirmation shall be amended by replacing the date, “September 26, 2022” opposite the term “Maturity Date” with “December 30, 2022”, and
b.	the Supplemental Confirmation shall be amended by replacing Schedule I in its entirety with Schedule I attached hereto.
2.	Representations and Warranties.
(a)	Counterparty represents and warrants to, and agrees with, Dealer on the date hereof that:
(i)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(ii)	it has the power to execute this Amendment Agreement and any other documentation relating to this Amendment Agreement to which it is a party, to deliver this Amendment Agreement and any other document relating to this Amendment Agreement that it is required by this Amendment Agreement to deliver and to perform its obligations under this Amendment Agreement and has taken all necessary action to authorize such execution, delivery and performance;
(iii)	such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)	all governmental and other consents that are required to have been obtained by it with respect to this Amendment Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
(v)	its obligations under this Amendment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));
(vi)	it (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Amendment Agreement; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with this Amendment Agreement; and (C) is entering into this Amendment Agreement for a bona fide business purpose;
(vii)	there is not pending, or to its knowledge, threatened against it, any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Amendment Agreement or its ability to perform its obligations under this Amendment Agreement or the Confirmations;
(viii)	no event that would constitute an Event of Default, a Potential Event of Default, a Termination Event or a Potential Adjustment Event has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Amendment Agreement or the Confirmations;
(ix)	it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million as of the date hereof; and
(x)	it is entering into this Amendment Agreement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws.
(b)	Dealer represents and warrants to, and agrees with, Counterparty on the date hereof that:
(i)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(ii)	it has the power to execute this Amendment Agreement and any other documentation relating to this Amendment Agreement to which it is a party, to deliver this Amendment Agreement and any other document relating to this Amendment Agreement that it is required by this Amendment Agreement to deliver and to perform its obligations under this Amendment Agreement and has taken all necessary action to authorize such execution, delivery and performance;
(iii)	such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv)	all governmental and other consents that are required to have been obtained by it with respect to this Amendment Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v)	its obligations under this Amendment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3.	No Additional Amendments or Waivers. Except as expressly amended hereby, all the terms of the Transaction and provisions in the Confirmations shall remain and continue in full force and effect and are hereby confirmed in all respects.
4.	Communications with J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to this Amendment Agreement or the Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of Dealer (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.
5.	Notices. Any notice or other communication in respect of this Amendment Agreement may be delivered in any manner permitted for notices or communications in respect of the Confirmations to the address or number specified for purposes of notices or communications in respect of the Confirmations.
6.	Counterparts. This Amendment Agreement may be executed and delivered in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment Agreement by signing any such counterpart.
7.	Amendments. No amendment, modification or waiver in respect of this Amendment Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties hereto.
8.	Entire Agreement. This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter and supersedes all prior or contemporaneous written and oral communications with respect thereto. Each of the parties acknowledges that, in entering into this Amendment Agreement, it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Amendment Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Amendment Agreement will limit or exclude any liability of a party for fraud.
9.	Governing Law; Jurisdiction. THIS AMENDMENT AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
10.	Waiver of Right to Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE AMENDMENT AGREEMENT OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Amendment Agreement.

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:  /s/ Santosh Sreenivasan

Name: Santosh Sreenivasan

Title: Managing Director

Accepted and confirmed as of

the date first written above:

LXP INDUSTRIAL TRUST

By:   /s/ Beth Boulerice

Name: Beth Boulerice

Title: CFO

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.0000
June 29, 2021	USD 0.1075
September 29, 2021	USD 0.1075
December 30, 2021	USD 0.1200
March 30, 2022	USD 0.1200
June 29, 2022	USD 0.1200
September 29, 2022	USD 0.1200
December 29, 2022	USD 0.1225
Maturity Date	USD 0.0000